AFACELL
                                   CORPORATION
                                   ___________

   Media Contact:                         Investor Contact:
   David Schull or Wendy Lau              Andreas Marathovouniotis
   Russo Partners                         Russo Partners
   212-845-4271                           212-845-4253
   David.Schull@russopartnersllc.com      Andreas.Marathis@russopartnersllc.com
   Wendy.Lau@russopartnersllc.com

    ALFACELL APPOINTS LAWRENCE A. KENYON CHIEF OPERATING OFFICER AND DIRECTOR


SOMERSET, N.J., Nov. 20, 2007 - Alfacell Corporation (NASDAQ: ACEL) today announced that its board of directors has appointed Lawrence A. Kenyon, 42, to the newly created position of chief operating officer and to the company's board of directors, effective immediately. Mr. Kenyon has served as executive vice president, chief financial officer and corporate secretary at Alfacell since January 2007 and will continue to serve in those roles.

As the company's COO, Mr. Kenyon will now have responsibility for all aspects of the company's day-to-day operations.

"I am extremely delighted that in taking this action our board of directors has formally recognized the leadership Larry has contributed since joining us in January," said Kuslima (Tina) Shogen, chairman and chief executive officer of Alfacell. "This change will allow me to focus on the preparation of our rolling NDA for ONCONASE(R) and our clinical and extramural research programs, while Larry works to prepare the company for future success by integrating our commercial, financial, regulatory and scientific strategies."

"This is an exciting time at Alfacell and I am pleased to be able to contribute," added Kenyon. "I appreciate the confidence shown by Tina and the board of directors in my capability and commitment to Alfacell and its future success. We plan to continue to implement and enhance the operational improvements already made to date and to maximize the value of the compounds in our pipeline which utilize our unique and proprietary ribonuclease based technology platform."

Additionally, the company noted that while Ms. Shogen continues to serve as chairman and CEO, this change is consistent with the efforts of the board of directors to design a succession plan that allows for training qualified personnel to prepare for a smooth transition upon potentially receiving marketing approval for ONCONASE.

Information on Upcoming Science Webinar

Alfacell will host a Webinar at 8 a.m. EST on Nov. 29 on RNA interference- like mechanics of ribonuclease (RNase) therapeutics. The panel of presenters will be comprised on world-renowned RNase and RNA researchers to discuss the basics of
RNases, how RNases cleave RNA to interfere with the cell cycle, and the potential clinical applications for RNase therapeutics. To participate in the Webinar, click on the link posted on the Upcoming Events section of Alfacell's Web site at www.alfacell.com and enter 154905 for the room number. Please connect to the Webinar several minutes prior to the start time to ensure adequate time for any software download that may be necessary. The live event may also be accessed by dialing (877) 407-9205 (for U.S. callers) and (201) 689-8054 (for international callers). Questions may be asked over the telephone during the live event or e-mailed in advance to andreas.marathis@russopartnersllc.com. The Webinar will be available for replay for 90 days on Alfacell's Web site.

About ONCONASE(R)

ONCONASE is a first-in-class therapeutic product candidate based on Alfacell's proprietary ribonuclease (RNase) technology. A natural protein isolated from the leopard frog, ONCONASE has been shown in the laboratory and clinic to target cancer cells while sparing normal cells. ONCONASE triggers apoptosis, the natural death of cells, via multiple molecular mechanisms of action.

About Alfacell Corporation

Alfacell Corporation is the first company to advance a biopharmaceutical product candidate that works in a manner similar to RNA interference (RNAi) through late-stage clinical trials. The product candidate, ONCONASE, is an RNase that overcomes the challenges of targeting RNA for therapeutic purposes while enabling the development of a new class of targeted therapies for cancer and other life-threatening diseases. In addition to an ongoing Phase IIIb study in malignant mesothelioma, Alfacell is conducting a Phase I/II trial of ONCONASE in non-small cell lung cancer (NSCLC) and other solid tumors. For more information, visit www.alfacell.com.

Safe  Harbor
This  press  release  includes   statements  that  may  constitute
"forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect" or similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, uncertainties involved in the outcome of the company's ongoing Phase IIIb clinical trial for its lead product, the company's ability to secure necessary approvals from regulatory agencies, uncertainties involving the ability of the company to finance research and development activities and its ongoing operations, potential challenges to or violations of patents, dependence upon third-party vendors, and other risks discussed in the company's periodic filings with the Securities and Exchange Commission. By making these forward-looking statements, the company undertakes no obligation to update these statements for revisions or changes after the date of this release.


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